                                                                    EXHIBIT 3.37


                            ARTICLES OF INCORPORATION
                                       OF
                       EXTENDICARE HEALTH FACILITIES, INC.


                  Executed by the undersigned for the purpose of forming a Wisconsin corporation under Chapter 180 of the Wisconsin statutes:

                  Article 1. The name of the Corporation shall be Extendicare Health Facilities, Inc.

                  Article 2. The period of existence shall be perpetual.

                  Article 3. The purposes shall be to engage in any lawful activities authorized in Chapter 180.

                  Article 4. The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:


                                                                  PAR VALUE PER SHARE OR STATEMENT
     CLASS          SERIES (IF ANY)         NUMBER OF SHARES      THAT SHARES ARE WITHOUT PAR VALUE
     -----          ---------------         ----------------      ---------------------------------
    Common               None                   1,250                      No par value



                  Article 5. The preferences, limitations, designation, and relative rights of each class or series of stock, are none.

                  Article 6. The address of initial registered office is Room 10 and 11, Goetz Theatre Building, Monroe, Wisconsin.

                  Article 7. Name of initial registered agent at such address is Joseph D. Viney.

                  Article 8. The number of directors, constituting the initial board of directors shall be five. Thereafter the number shall be fixed by by-law but shall not be less than three.

                  Article 9.    The name and address of incorporator is:


                  NAME                            ADDRESS


         Doctor Peter P. Griffo           614 West Stephenson, Greenport, IL


                  Article 10.   (Other provisions) none.

                  Article 11. These articles may be amended in the manner authorized by law at the time of amendment.